SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2009
THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)
(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers
     (d) On November 10, 2009, Mr. John M. Ballbach was elected to the Board of Directors of The Timken Company (the “Company”), effective at the next meeting of the Board of Directors, for a term expiring at the Annual Meeting of Stockholders in 2011.
          Mr. Ballbach is Chairman, President and Chief Executive Officer of VWR International LLC, having served as President and Chief Executive Officer since 2005 and Chairman since 2007. VWR International LLC is a global laboratory supply and distribution company that serves pharmaceutical, biotech, industrial, educational and government organizations.
          Prior to joining VWR, he was President of Ballbach Consulting and served as President and Chief Operating Officer of Valspar Corporation.
          Mr. Ballbach will be appointed as a member of the Audit Committee of the Board of Directors.
          As a non-employee director, Mr. Ballbach will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 26, 2009. Additionally, the Company will enter into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Ballbach. The Indemnification Agreement will be substantially the same as the form indemnification agreement for directors filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
          A copy of the press release announcing Mr. Ballbach’s election is attached as Exhibit 99.1 to this report.

Exhibits.

99.1	The Timken Company Press Release dated November 10, 2009, announcing the election of John M. Ballbach to the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: November 11, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	The Timken Company Press Release dated November 10, 2009, announcing the election of John M. Ballbach to the Board of Directors.